UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 3, 2020

ONE STOP SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38371	33-0885351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2235 Enterprise Street #110

Escondido, California 92029

(760) 745-9883

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OSS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting on June 3, 2020, the board of directors of One Stop Systems, Inc., a Delaware corporation (the “Company”), increased the size of the Board of Directors (the “Board”) from four (4) members to seven (7) members and appointed Sita M. Lowman, Greg W. Matz and Gioia Messinger as directors of the Company to fill the newly created directorships until each director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. These changes will be effective July 1, 2020.

The Board had previously reduced the size of the Board from seven (7) members to four (4) members effective as of June 3, 2020, in connection with the approval of the current Board at the Company’s 2020 annual stockholder meeting.

Sita M. Lowman

Mrs. Lowman, 55, is a Fortune 500 executive that drives enterprise business transformation. Her expertise for identifying market trends, for organizing multi-national diverse teams to quickly react to these trends, and for leveraging partnerships to expand globally make her frequently called upon to lead new business ventures. Currently, Mrs. Lowman serves as Vice President and General Manager for the Platform Services business of DXC Technologies, a multi-billion-dollar IT services Fortune 500 company. At DXC, she is actively engaging in strategic partnerships with the world’s largest public cloud providers and Enterprise application providers, with responsibilities including P&L financial management, GTM and operations activities. From 2013 to 2017, Mrs. Lowman was Senior Director, Enterprise Solutions on Demand Service Offering Management, Workload and Cloud for Hewlett Packard Enterprise. She has also held General Manager roles at Nortel Networks and Texas Instruments (TI) Defense Group (acquired by Raytheon). Mrs. Lowman holds a BSS of Electrical Engineering from Auburn University. Mrs. Lowman’s extensive Fortune 500 experience, including in the IT services, cloud enterprise and defense industries makes her well suited to serve in a director role with the Company.

There are no arrangements or understandings between Mrs. Lowman and any other person pursuant to which Mrs. Lowman was selected as a director of the Company. Mrs. Lowman is not a participant in, nor is she to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Other than the Company’s formal plan for compensating its independent directors for their services approved by the Board, there are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Mrs. Lowman, or any grants or awards made to Mrs. Lowman, in connection with her election to the Board.

Gioia Messinger

Ms. Messinger, 58, is an accomplished venture-backed executive and founder focused on innovation and market disruption. She has years of experience in consumer electronics, Internet of Things (IoT), robotics/AI and digital health as Founder/CEO, board member, consultant and venture capital advisor. From 2012 to present, Ms. Messinger has been the founder and principal of LinkedObjects, Inc. a strategic advisory services business focused on digital transformation brought about by AI and IoT. She is the past founder and CEO of Avaak, Inc. (NYSE:ARLO) that created Arlo, the award-winning smart video security system for home or business that defined the category and is now the market leader. She is a past founder and CEO of an early stage health care IT company and an early contributor to the development of the PillCam™ (NASDAQ:GIVN). Messinger served on the Board of Vicon Industries (NYSE:VII), a manufacturer of commercial video surveillance systems. She currently serves on the board of Kelzal (Qelzal Corporation), a venture-backed company in the AI space, and on the Council of Advisors of the UC San Diego Jacobs School of Engineering. Ms. Messinger obtained her MBA from the Paul Merage School of Business at the University of California, Irvine and her B.S. in Computer Engineering from University of California, San Diego. Ms. Messinger’s technical skills and understanding, thought leadership and industry relationships make her an invaluable addition to the Board.

There are no arrangements or understandings between Ms. Messinger and any other person pursuant to which Ms. Messinger was selected as a director of the Company. Ms. Messinger is not a participant in, nor is she to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Other than the Company’s formal plan for compensating its independent directors for their services approved by the Board, there are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Ms. Messinger, or any grants or awards made to Ms. Messinger, in connection with her election to the Board.

Greg W. Matz

Mr. Matz, CPA, 60, is an experienced financial executive serving in controller, Vice President and CFO roles for over 20 years. Now retired, Mr. Matz is currently serving as a member of the board of directors and audit committee chair for Dare Bioscience, Inc. (NASDAQ:DARE), a public clinical-stage biopharmaceutical company. Mr. Matz also chairs the Dean’s Council for the University of San Francisco’s School of Management. From 2011 to 2016, he worked for The Cooper Companies, Inc. (NYSE:COO) holding roles as the Senior Vice President and Chief Financial Officer and Chief Risk Officer. From 2010 to 2011 Mr. Matz was the Chief Financial Officer for CooperVision, a business unit of The Cooper Companies, Inc. Prior to joining The Cooper Companies, Inc., he held key management roles in finance and marketing at Agilent Technologies and Hewlett Packard. He began his career at KPMG and is a CPA with an active certification. Mr. Matz graduated from the University of San Francisco with a B.S. in Business Administration and completed the University of Pennsylvania, The Wharton School’s Advanced Management Program. Mr. Matz is also a National Association of Corporate Directors (NACD) Board Leadership Fellow. Mr. Matz’s broad, technical financial expertise and public company board experience make him an ideal person to join the Board.

There are no arrangements or understandings between Mr. Matz and any other person pursuant to which Mr. Matz was selected as a director of the Company. Mr. Matz is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Other than the Company’s formal plan for compensating its independent directors for their services approved by the Board, there are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Mr. Matz, or any grants or awards made to Mr. Matz, in connection with his election to the Board.

Item 7.01	Regulation FD Disclosure.

On June 9, 2020, the Company announced the appointment of the three additional members to the Board. A copy of the press release issued by the Company announcing the appointments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of One Stop Systems, dated June 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE STOP SYSTEMS, INC.

Dated: June 9, 2020	By:	/s/ David Raun
David Raun
Interim Chief Executive Officer